UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2015
FCA US LLC
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-54282 (Commission File Number)	27-0187394 (IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan (Address of principal executive offices)	48326 (Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 14, 2015 (the “Redemption Date”), FCA US LLC (the “Company”), redeemed all of its outstanding 8% Secured Senior Notes due 2019 (the “Notes”) in an aggregate principal amount of $2,875,000,000. The Notes were redeemed at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium and, without duplication, accrued and unpaid interest to the Redemption Date, in accordance with the terms of the Indenture dated as of May 24, 2011, as supplemented by the First Supplemental Indenture, dated as of February 2, 2012, and the Second Supplemental Indenture, dated as of April 5, 2013, by and between the Company, FCA Co-Issuer Inc., formerly known as CG Co-Issuer Inc., each of the Guarantors party thereto, Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee, and Citibank, N.A., as the Paying Agent, Registrar, Authenticating Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015

FCA US LLC
(Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and
Chief Financial Officer